EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Siew Man Pang, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-K of China Health Care Corporation for the year ended September 30, 2008(the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of China Health Care Corporation.

Dated: December 29, 2008

/s/ Siew Man Pang
Siew Man Pang
Chief Executive Officer
(Principal Executive Officer)
China Health Care Corporation

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to China Health Care Corporation and will be retained by China Health Care Corporation and furnished to the Securities and Exchange Commission or its staff upon request.